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                                                                    EXHIBIT 10.2
                                    AMENDMENT
                                       TO
                                  UROCOR, INC.
            1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN, AS AMENDED

                ADOPTED BY THE BOARD OF DIRECTORS APRIL 18, 2000
                                       AND
                        BY THE STOCKHOLDERS JUNE 20, 2000


1. Section 4 of the UroCor, Inc. 1997 Non-Employee Director Stock Option Plan (the "Plan") hereby is deleted in its entirety and replaced by the following:

         4.       GRANT OF OPTIONS.

         (a) CURRENT DIRECTORS. Subject to the provision of Section 16, for so long as this Plan is in effect and shares are available for the grant of Options hereunder, on July 1 of each year beginning July 1, 2000, there shall be granted to each person who is a Non-Employee Director on such July 1 an Option to purchase 7,500 shares of Common Stock at a per share Option Price equal to the fair market value of a share of the Company's Common Stock on such date (such number of shares being subject to the adjustments provided in Section 12 of this Plan).

         (b) NEW DIRECTORS. Subject to the provisions of Section 16, for so long as this Plan is in effect and shares are available for the grant of Options hereunder, each person who shall become a Non-Employee Director after the effective date of this Plan shall be granted, on the date of his election, whether by the Stockholders or the Board of Directors in accordance with applicable law, an Option to purchase 10,000 shares of Common Stock at a per share Option Price equal to the fair market value of a share of Common Stock on such date (such number of shares being subject to the adjustments provided in Section 12 of this Plan).

         (c) CHAIRMAN OF THE BOARD OF DIRECTORS. Subject to the provision of
         Section 16, for so long as this Plan is in effect and shares are available for the grant of Options hereunder, on July 1 of each year beginning July 1, 2000, there shall be granted to the person, if any, who is both a Non-Employee Director and the Chairman of the Board of Directors on such July 1, an Option to purchase 2,500 shares of Common Stock at a per share Option Price equal to the fair market value of a share of Common Stock on such date (such number of shares being subject to the adjustments provided in Section 12 of this Plan).

         (d) FAIR MARKET VALUE. For purposes of this Section 4, the "fair market value" of a share of Common Stock as of any particular date shall mean
         (i) if the Common Stock is listed or admitted to trading on any securities exchange or on The National Association of Securities Dealers (the "NASD") Automated Quotation System ("Nasdaq") Stock Market's National Market, the closing price on such day on the principal securities exchange or on The Nasdaq Stock Market's National Market on which the Common Stock is traded or quoted, or if such day is not a trading day for such securities exchange or The Nasdaq Stock Market's National Market, the closing price on the first preceding day that was a trading day, (ii) if the Common Stock is not then listed or admitted to trading on any securities exchange or on The Nasdaq Stock Market's National Market, the closing bid price on such day as reported by the NASD, or if no such price is reported by the NASD for such day, the closing bid price as reported by the NASD on the first preceding day for which such price is available, and (iii) if the Common Stock is not then listed or admitted to trading on any securities exchange or on The Nasdaq Stock Market's National Market and no such closing bid price is reported by the NASD, as determined by another reputable quotation source selected by the Committee in good faith.

2. The second paragraph of Section 12 of the Plan hereby is deleted in its entirety and replaced by the following:

         If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number, class and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class or classes of shares as he would have received had he

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exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under this Plan and the number of shares to be subject to the grants to be made pursuant to Section 4 shall be adjusted by substituting for the total number and class of shares of stock then reserved or subject to grant the number and class or classes of shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment, disregarding any fractional shares.

3. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with its terms.






























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